Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report and to all references to our firm included in or made a part of this registration statement.

			/s/ Arthur Andersen LLP
			ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
      September 22, 1997
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